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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 24, 1999 (except with respect to the matter discussed in Note 8, as to which the date is September 17, 1999) included in the Blue Wave Systems Inc.'s Form 10-K for the year ended June 30, 1999 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Dallas, Texas
October 4, 1999